Exhibit 99

N E W S  R E L E A S E

CONTACT:

Jo Ann Rice

(716) 887-7244

joann.rice@ctg.com

CTG ANNOUNCES 2010 THIRD QUARTER

CONFERENCE CALL AND WEBCAST INFORMATION

BUFFALO, N.Y. — October 20, 2010 — CTG (NASDAQ: CTGX), an international information technology (IT) solutions and services company, today announced that it would release its 2010 third quarter financial results on October 26, 2010 after the market closes. The company will hold a conference call to discuss its financial results and business strategy on Wednesday, October 27, 2010 at 10:00 a.m. Eastern Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-888-276-0010 between 9:45 a.m. and 9:50 a.m., ask for the CTG conference call, and identify James Boldt as the conference chairperson. A replay of the call will be available between 12:00 p.m. Eastern Time October 27, 2010 and 11:00 p.m. Eastern Time October 30, 2010 by dialing 1-800-475-6701 and entering the conference ID number 121487.

A webcast of the call will also be available on CTG’s web site: http://www.ctg.com. You must have Windows Media Player or RealPlayer’s audio software on your computer to listen to the webcast. Both are available for downloading at no charge when accessing the webcast. The webcast will also be archived on CTG’s web site at http://investor.ctg.com/events.cfm for 90 days following completion of the conference call.

About CTG

CTG develops innovative IT solutions to address the business needs and challenges of companies in several higher-growth industries including healthcare, energy, and technology services. As a leading provider of IT and business consulting solutions to the healthcare market, CTG offers hospitals, physician groups, and regional health information exchanges a full range of electronic medical record services. Additionally, CTG has developed for the healthcare provider and payer markets unique, proprietary software solutions that support better and lower cost healthcare. CTG also provides managed services IT staffing for major technology companies and large corporations. Backed by nearly 45 years’ experience, proprietary methodologies, and an ISO 9001-certified management system, CTG has a proven track record of delivering high-value, industry-specific solutions. CTG’s IT professionals are based in an international network of offices in North America and Western Europe. CTG posts news and other important information on the Web at www.ctg.com.

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Today’s news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.